Exhibit 99.4
FORM OF INSTRUCTIONS
FOR USE OF
T-MOBILE US, INC.
SUBSCRIPTION RIGHTS CERTIFICATES
CONSULT THE INFORMATION AGENT,
YOUR BANK OR BROKER AS TO ANY QUESTIONS
The following instructions relate to a rights offering (the “rights offering”) by T-Mobile US, Inc., a Delaware corporation (the “Company”), to the holders of record (the “record holders”) of its common stock, par value $0.00001 per share (the “common stock”), as described in the Company’s Prospectus Supplement, dated June 23, 2020 (together with the accompanying prospectus, the “Prospectus”). Record holders of common stock as of 5:00 p.m., Eastern Time, on June 25, 2020 (the “record date”) are receiving transferable subscription rights (the “rights”) to purchase shares of the Company’s common stock. An aggregate of up to 19,750,000 shares of common stock are being offered by the Prospectus. Each record holder will receive one right for every share of common stock owned of record as of the record date.
The rights will expire, if not exercised, by 5:00 p.m., Eastern Time, on July 27, 2020 (the “expiration date”), unless extended by the Company. If you do not exercise your rights at or before the expiration date of this rights offering, your unexercised rights will be null and void and will have no value. The Company will not be obligated to honor any purported exercise of rights received by American Stock Transfer & Trust Company, LLC (the “subscription agent”) after 5:00 p.m., Eastern Time, on the expiration date, regardless of when the documents relating to such exercise were sent. If the Company’s board of directors extends the rights offering, the Company will issue a press release notifying stockholders of the extension of the expiration date as promptly as practical, but in no event later than 9:00 a.m., Eastern Time, on the next business day following the most recently announced expiration date. The rights are evidenced by rights certificates (the “subscription rights certificates”).
Each right allows the holder thereof to subscribe for 0.05 shares of common stock (the “basic subscription right”) at the subscription price of $103.00 per whole share of common stock (the “subscription price”). Fractional rights will not be issued. Fractional rights will be rounded down to the nearest whole number, with such adjustments as may be necessary to ensure that the Company offers 19,750,000 shares of common stock in the rights offering. As an example, if you owned 1,000 shares of common stock as of the record date, you would receive 1,000 rights pursuant to your basic subscription right, and you would have the right to purchase 50 shares of common stock in the rights offering pursuant to your basic subscription right.
In addition, rights holders who fully exercise their basic subscription right will be entitled to subscribe for additional shares of common stock that remain unsubscribed as a result of any unexercised basic subscription rights (the “over-subscription right”). The over-subscription right allows a rights holder to subscribe for additional shares of common stock at the subscription price per share on a pro rata basis if any shares are not purchased by other holders of rights under their basic subscription rights as of the expiration date. “Pro rata” means in proportion to the number of shares of common stock that you and the other rights holders have subscribed for under the over-subscription right. The over-subscription right does not apply to the rights that are being waived, not exercised or otherwise permitted to lapse by each of SoftBank, Deutsche Telekom and Marcelo Claure. In other words, you will not receive pro rata over-subscription rights with respect to the shares of common stock that would have been allocated to SoftBank, Deutsche Telekom and Marcelo Claure if they had not agreed to waive the exercise and transfer of their rights. See “The Rights Offering—Participation by Deutsche Telekom, SoftBank and Marcelo Claure” in the Prospectus.
You may exercise your over-subscription right only if you have exercised your basic subscription right in full and other holders of rights do not exercise their basic subscription rights in full. If there are not enough shares of common stock to satisfy all subscriptions made under the over-subscription right, the Company will allocate the remaining shares of common stock pro rata, after eliminating all fractional shares, among those over-subscribing rights holders. For purposes of determining if you have fully exercised your basic subscription right, the Company will consider only the basic subscription right held by you in the same capacity. See “The Rights Offering—Basic Subscription Rights and Over-Subscription Rights” in the Prospectus.
The number of rights to which you are entitled is printed on the face of your subscription rights certificate. You should indicate your wishes with regard to the exercise of your rights by completing the appropriate portions of your subscription rights certificate and returning the certificate to the subscription agent pursuant to the procedures described in the Prospectus.

YOUR SUBSCRIPTION RIGHTS CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT, BY (X) CHECK DRAWN UPON A UNITED STATES BANK, OR (Y) WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS, MUST BE ACTUALLY RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT AND THE OVER-SUBSCRIPTION RIGHT, SUCH EXERCISE MAY NOT BE REVOKED. IF YOU DO NOT EXERCISE YOUR RIGHTS AT OR BEFORE THE EXPIRATION DATE OF THIS RIGHTS OFFERING, YOUR UNEXERCISED RIGHTS WILL BE NULL AND VOID AND WILL HAVE NO VALUE.
1.	Method of Subscription—Exercise of Rights.
To exercise rights, complete your subscription rights certificate and send the properly completed and executed subscription rights certificate evidencing such rights, with any signatures required to be guaranteed so guaranteed, together with payment in full of the subscription price for each share of common stock subscribed for pursuant to the basic subscription right and the over-subscription right, to the subscription agent so that it will be actually received by the subscription agent on or prior to 5:00 p.m., Eastern Time, on the expiration date. The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other rights holders until the Company issues your shares of common stock upon completion of the rights offering, and after all pro rata allocations and adjustments have been completed and upon payment of the subscription price for such shares. All payments of the subscription price must be made in United States dollars for the full number of shares of common stock for which you are subscribing by (x) check drawn upon a United States bank payable to American Stock Transfer & Trust Company, LLC, as subscription agent, or (y) wire transfer of immediately available funds to the account maintained by the subscription agent for the purpose of accepting subscriptions in the rights offering. Please reference your subscription rights certificate number on your check or reference the right holder’s name on the wire transfer. Payments will be deemed to have been received by the subscription agent only upon receipt by the subscription agent of (x) a check drawn upon a United States bank payable to American Stock Transfer & Trust Company, LLC, as subscription agent, or (y) receipt of immediately available funds to the account maintained by the subscription agent for the purpose of accepting subscriptions in the rights offering.
The subscription rights certificate must be delivered to the subscription agent at the address indicated below and payment of the subscription price must be delivered to the subscription agent by one of the methods described below:
By First Class Mail, Hand Delivery or Overnight Courier:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
By Wire Transfer:
JPMorgan Chase Bank
55 Water Street
New York, New York 10005
ABA #021000021 Account # 530-354616 American Stock Transfer FBO T-Mobile US, Inc., with reference to the rights holder's name.
Delivery to any address or by a method other than those set forth above will not constitute valid delivery.
If you are a shareholder and have any questions, require assistance regarding the method of exercising rights or require additional copies of relevant documents, please contact the information agent, D.F. King & Co., Inc., at toll-free telephone number (800) 829-6551.
If you are a broker or bank and have any questions, require assistance regarding the method of exercising rights or require additional copies of relevant documents, please contact the information agent, D.F. King & Co., Inc., at telephone number (212) 269-5550.
If you hold your shares of common stock in the name of a broker, bank, or other nominee, then your broker, bank, or other nominee is the record holder of the shares you own. If you wish to exercise such rights, the record holder must exercise the rights on your behalf for the shares of common stock you wish to purchase. When making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the subscription rights certificate on your behalf.
Banks, brokers, and other nominee holders of rights who exercise the basic subscription right and the over-subscription right on behalf of beneficial owners of rights will be required to certify to the subscription agent and the Company, in connection with the exercise of the over-subscription right, as to the aggregate number of rights that have been exercised and the number of shares of common stock that are being subscribed for pursuant to the over-subscription right, by each beneficial owner of rights (including such nominee itself) on whose behalf such nominee holder is acting. If there are not enough shares of common stock to satisfy all subscriptions made under the over-subscription right, the Company will allocate the remaining shares of common stock pro rata, after eliminating all fractional shares, among those over-subscribing rights holders. “Pro rata” means in proportion to the number of shares of common stock that you and the other rights holders have subscribed for under the over-subscription right. The over-subscription right does not apply to the rights that are being waived, not exercised or otherwise permitted to lapse by each of SoftBank, Deutsche Telekom and Marcelo Claure. In other words, you will not receive pro rata over-subscription rights with respect to the shares of common stock that would have been allocated to SoftBank, Deutsche Telekom and Marcelo Claure if they had not agreed to waive the exercise and transfer of their rights. See “The Rights Offering—Participation by Deutsche Telekom, SoftBank and Marcelo Claure” in the Prospectus.
If the aggregate subscription price paid by you is insufficient to purchase the number of shares of common stock subscribed for, or if no number of shares of common stock to be purchased is specified, then you will be deemed to have exercised your rights under the basic subscription right to purchase shares of common stock to the full extent of the payment tendered.
If the aggregate subscription price paid by you exceeds the amount necessary to purchase the number of shares of common stock for which you have indicated an intention to subscribe, then the remaining amount will be returned to you by mail, without interest or deduction, promptly after the expiration date and after all pro rata allocations and adjustments contemplated by the terms of the rights offering have been effected. You will not receive interest on any payments refunded to you under this rights offering.
Your rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian, or nominee, as the case may be, all of the required documents and your full subscription price payment on or prior to 5:00 p.m., Eastern Time, on July 27, 2020, the expiration date of this rights offering, unless extended.
If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. In addition, there may be unexpected delays in mail processing times as a result of the COVID-19 pandemic. You should allow a sufficient number of days to ensure delivery to the subscription agent and clearance of any payment by personal check on or prior to 5:00 p.m., Eastern Time, on the expiration date. Neither the Company nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor is the Company under any obligation to correct such forms or payment. The Company has the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.
2.	Issuance of Common Stock.
Promptly following the expiration of the rights offering, and the valid exercise of rights pursuant to the basic subscription right and over-subscription right, and after all pro rata allocations and adjustments contemplated by the terms of the rights offering have been effected, the following deliveries and payments will be made to the address shown on the face of your subscription rights certificate, or, if you hold your shares in book-entry form, such deliveries and payments will be in the form of a credit to your account, unless you provide instructions to the contrary in your subscription rights certificate:
a.
Basic Subscription Right: The subscription agent will deliver to each exercising rights holder the number of shares of common stock purchased pursuant to the basic subscription right. See “The Rights Offering—Basic Subscription Rights and Over-Subscription Rights—Basic Subscription Right” in the Prospectus.

b.	Over-Subscription Right: The subscription agent will deliver to each rights holder who validly exercises the over-subscription right the number of shares of common stock, if any, allocated to such rights holder pursuant to the over-subscription right (and after all pro rata allocations and adjustments have been completed with respect to the over-subscription and taking into account the guaranteed delivery period). See “The Rights Offering—Basic Subscription Rights and Over-Subscription Rights—Over-Subscription Right” in the Prospectus.
c.
Excess Cash Payments: The subscription agent will mail to each rights holder who exercises the over-subscription right any excess amount, without interest or deduction, received in payment of the subscription price for shares of common stock that are subscribed for by such rights holder but not allocated to such rights holder pursuant to the over-subscription right. See “The Rights Offering—Basic Subscription Rights and Over-Subscription Rights—Return of Excess Payment” in the Prospectus.

3.	Sale or Transfer of Rights.
The rights are transferable and are expected to trade on the NASDAQ Global Select Market (“NASDAQ”) until 4:00 p.m., Eastern Time on July 27, 2020 (or, if the offer is extended, until 4:00 p.m., Eastern Time on the extended expiration date). As a result, you may transfer or sell your rights during the course of the subscription period if you do not want to purchase any shares of common stock.
4.	Fees and Expenses.
The Company will pay all customary fees and expenses of the subscription agent and the information agent related to their acting in such roles in connection with the rights offering. The Company has also agreed to indemnify the subscription agent and the information agent from certain liabilities that they may incur in connection with the rights offering.
5.	Execution.
a.
Execution by Registered Holder: The signature on the subscription rights certificate must correspond with the name of the registered holder exactly as it appears on the face of the subscription rights certificate without any alteration, enlargement or change. Persons who sign the subscription rights certificate in a representative or other fiduciary capacity on behalf of a registered holder must indicate their capacity when signing and, unless waived by the subscription agent in its sole and absolute discretion, must present to the subscription agent satisfactory evidence of their authority so to act.

b.
Execution by Person Other than Registered Holder: If the subscription rights certificate is executed by a person other than the holder named on the face of the subscription rights certificate, proper evidence of authority of the person executing the subscription rights certificate must accompany the same unless, for good cause, the subscription agent dispenses with proof of authority.

c.
Signature Guarantees: If you are neither a registered holder (or signing in a representative or other fiduciary capacity on behalf of a registered holder) nor an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, your signature must be guaranteed by such an eligible institution.

6.	Method of Delivery to Subscription Agent.
The method of delivery of subscription rights certificates and payment of the subscription price to the subscription agent will be at the election and risk of the rights holder, and it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested and that a sufficient number of days be allowed to ensure delivery to the subscription agent and the clearance of payment prior to 5:00 p.m., Eastern Time, on the expiration date. If payments are made by wire transfer, they must be made in immediately available funds to the account maintained by the subscription agent for the purpose of accepting subscriptions in the rights offering prior to 5:00 p.m., Eastern Time, on the expiration date.
7.	Special Provisions Relating to the Delivery of Rights through the Depository Trust Company.
In the case of rights that are held of record through The Depository Trust Company (“DTC”) or are held in “street name” with DTC participants, exercises of the basic subscription right and of the over-subscription right may be effected by instructing DTC to transfer rights from the DTC account of such holder to the DTC account of the subscription agent, together with certification as to the aggregate number of rights exercised and the number of shares of common stock thereby subscribed for under the basic subscription right and the over-subscription right by each beneficial owner of rights on whose behalf such nominee is acting, and payment of the subscription price for each share of common stock subscribed for pursuant to the basic subscription right and the over-subscription right. See the Company’s “Letter to Stockholders Who Are Record Holders,” the “Form of Nominee Holder Certification” and “The Rights Offering—Procedures for DTC Participants” in the Prospectus.
8.	Determinations Regarding the Exercise of Your Rights.
The Company will decide, in its sole discretion, all questions concerning the timeliness, validity, form, and eligibility of the exercise of your rights. Any such determinations by the Company will be final and binding. The Company, in its sole discretion, may waive, in any particular instance, any defect or irregularity or permit, in any particular instance, a defect or irregularity to be corrected within such time as the Company may determine. The Company will not be required to make uniform determinations in all cases. The Company may reject the exercise of any of your rights because of any defect or irregularity. The Company will not accept any exercise of rights until all irregularities have been waived by the Company or cured by you within such time as the Company decides, in its sole discretion.
Neither the Company, the subscription agent, nor the information agent will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates, and the Company will not be liable for failure to notify you of any defect or irregularity. The Company reserves the right to reject your exercise of rights if it determines that your exercise is not in accordance with the terms of the rights offering, as set forth in the Prospectus and these Instructions, or in proper form. The Company will also not accept the exercise of your rights if the issuance of shares of common stock to you could be deemed unlawful under applicable law.